UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Yichunfeng (China) Biohealth Limited

(Exact name of registrant as specified in its charter)

Date: June 30, 2020

Nevada	5180	38-4107415
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, 344500, China

Issuer's telephone number: +86 18977770618

Company email:  yichunfenglimited@outlook.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	8,814,263	$1.00	8,814,263	1,144.09

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Yichunfeng (China) Biohealth Limited

8,814,263 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Yichunfeng (China) Biohealth Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “Yichunfeng (China) Biohealth Limited” are offering 4,500,000 shares of our common stock and our selling shareholders are offering 4,314,263 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Directors, Yuanhang Chen and Long Chen. Yuanhang Chen and Long Chen are deemed to be underwriters of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 4,500,000 shares being offered herein by the Company. Yuanhang Chen and Long Chen will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 for the duration of the Offering. Assuming all of the 4,500,000 shares being offered by the Company are sold, the Company will receive $4,500,000 in net proceeds. Assuming 3,375,000 shares (75%) being offered by the Company are sold, the Company will receive $3,375,000 in net proceeds. Assuming 2,250,000 shares (50%) being offered by the Company are sold, the Company will receive $2,250,000 in net proceeds. Assuming 1,125,000 shares (25%) being offered by the Company are sold, the Company will receive $1,125,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Yuanhang Chen and Long Chen will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from their own personal accounts. A conflict of interest may arise between the aforementioned parties interests in selling shares for their own personal accounts, and in selling shares on the Company’s behalf.

Regarding the sale of Yuanhang Chen’s and Long Chen’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering. The Company estimates the costs of this offering at about $56,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through December 30, 2020 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is June 30, 2020.

PROSPECTUS SUMMARY

In this Prospectus, ''Yichunfeng (China) Biohealth Limited'' the "Company,'' ''we,'' ''us,'' and ''our,'' refer to Yichunfeng (China) Biohealth Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending December 31th. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

We are a winery that manufactures Lu Jiu, a kind of integrated alcoholic beverage with Chinese liquor as the base wine, in Guangxi, China.

Yichunfeng (China) Biohealth Limited, a Nevada company ("the Company") was incorporated under the laws of the State of Nevada on January 9, 2019.

On January 9, 2019, Mr. Yuanhang Chen was appointed Chief Executive Officer, President, Secretary, Treasurer and Director of the Company.

On January 9, 2019, Long Chen was appointed Chief Financial Officer and Director of the Company.

On March 28, 2019, Yichunfeng (China) Biohealth Limited, a Nevada company, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Seychelles company, in consideration of $100 (U.S. Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (U.S. Dollars). Yichunfeng (China) Biohealth Limited, a Nevada company, now owns 100% of Yichunfeng (China) Biohealth Holding Limited, a Seychelles company.

On March 29, 2019, Yichunfeng (China) Biohealth Holding Limited, a Seychelles company, our wholly owned subsidiary, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company, in consideration of $100 (Hong Kong Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (Hong Kong Dollars).

On May 15, 2019, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company, incorporated a new subsidiary in Guangxi, China, called Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), whereas it is owned entirely (100%) by Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company. There was no consideration exchanged per the aforementioned transaction.

On May 20, 2019, Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), also referred to herein as "YIBL", entered into and consummated an agreement with Long Chen and Hongwei Deng, whereas YIBL has the option to purchase all of the equity interests of Jiangxi Yichunfeng Biohealth Limited, also referred to herein as "JYBL", a Chinese company, from Long Chen and Hongwei Deng. These equity interests would make up 100% of the equity interests of JYBL. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity, also referred to herein as a "VIE", to YIBL, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company. More information regarding this agreement can be found in exhibit 10.1, titled, "Call Option Agreement".

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have given YIBL the right to appoint management of YIBL to act as proxy to existing shareholders of JYBL. This gives management of YIBL the ability to conduct and control company affairs of JYBL. Actions which management of YIBL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, "Shareholder' Voting Rights Proxy Agreement."

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have engaged YIBL to provide management, financial, and other business services to JYBL. YIBL is to be compensated with 100% of all profits generated by JYBL. This Agreement is effective as of May 20, 2019 and will continue in effect for a period of ten (10) years (the "Initial Term"), and for succeeding periods of the same duration (each, "Subsequent Term"), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by YIBL, Breach or Insolvency. JYBL is considered to be a VIE to Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company. More information regarding this agreement can be found in exhibit 10.3, titled, "Management Services Agreement."

Our Company structure is broken down in the below chart. The percentages denote ownership.

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have pledged their equity interests in JYBL, to YIBL. More information regarding this agreement can be found in exhibit 10.4, titled, "Equity Pledge Agreement."

On May 20, 2019, YIBL entered into a loan agreement with Long Chen and Hongwei Deng wherein YIBL will loan the amount of approximately CNY100,000 (Chinese Yuan) to Long Chen and Hongwei Deng, all of which shall be used for the benefit of JYBL. More information regarding this agreement can be found in exhibit 10.5, titled, "Loan Agreement.

Foreign ownership in companies providing integrated alcoholic beverage products is subject to certain restrictions under PRC laws and regulations. To comply with the PRC laws and regulations, we, through our wholly owned subsidiary, Yichunfeng International Biotechnology (China) Limited (YIBL), entered into a set of contractual arrangements with Jiangxi Yichunfeng Biohealth Limited (JYBL) and its shareholders. The contractual arrangements between YIBL, JYBL and shareholders of JYBL allow us to:

1. exercise effective control over JYBL whereby having the power to direct JYBL's activities that most significantly drive the economic results of JYBL; 2. receive substantially all of the economic benefits and residual returns, and absorb substantially all the risks and expected losses from JYBL as if it was their sole shareholder; and 3. have an exclusive option to purchase all of the equity interests in JYBL.

A subsidiary is an entity in which we, directly or indirectly, control more than one half of the voting powers; or has the power to appoint or remove the majority of the members of the board of directors; or to cast a majority of votes at the meeting of directors; or has the power to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

A consolidated VIE is an entity in which we, or our subsidiaries, through contractual agreements, bears the risks of, and enjoys the rewards normally associated with ownership of the entity. In determining whether we or our subsidiaries are the primary beneficiary, we considered whether it has the power to direct activities that are significant to the consolidated VIE's economic performance, and also our obligation to absorb losses of the consolidated VIE that could potentially be significant to the consolidated VIE or the right to receive benefits from the consolidated VIE that could potentially be significant to the consolidated VIE. We hold all the variable interests of the consolidated VIE and its subsidiaries and has been determined to be the primary beneficiary of the consolidated VIE.

We believe that the contractual arrangements among YIBL, JYBL and the shareholders of JYBL are in compliance with PRC law and are legally enforceable. However, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements and if the shareholders of our consolidated VIE were to reduce their interest in us, their interests may diverge from ours and that may potentially increase the risk that they would seek to act contrary to the contractual terms.

Our ability to control the consolidated VIE also depends on the voting rights proxy agreement and our company, through YIBL, has to vote on all matters requiring shareholder approval in the consolidated VIE. As noted above, we believe this voting rights proxy agreement is legally enforceable but may not be as effective as direct equity ownership.

Jiangxi Yichunfeng Biohealth Limited is the company through which we operate, and which shares our business plan with the goal of developing and providing integrated alcoholic beverage products to our future clients.

The Company's mailing address is Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, 344500, China.

We share the same business plan as that of our subsidiaries, which is developing and providing integrated alcoholic beverage products.

We believe we need to raise $4,500,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 4,500,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our products.

There is uncertainty that we will be able to sell any of the 4,500,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $56,000, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

We do not believe that we are a shell Company. Currently, we do not have plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. At this time, the company’s officers and directors, any company promoters, and or their affiliates do not intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 40,314,263 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 8,814,263 shares. These shares represent 4,500,000 additional shares of common stock to be issued by us and 4,314,263 shares of common stock by our selling stockholders. We may endeavor to sell all 4,500,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

Yuanhang Chen and Long Chen will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from their own personal accounts. A conflict of interest may arise between the aforementioned parties interests in selling shares for their own personal accounts, and in selling shares on the Company’s behalf.

Regarding the sale of Yuanhang Chen’s and Long Chen’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

4,500,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	4,314,263 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	40,314,263 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	44,814,263 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, funding of day to day operations, new factory construction, purchase of production equipment, marketing, hiring and training staff, payment for ongoing reporting requirements, accounting expenses, potential legal fees, and consulting expenses.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,814,263 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Directors will sell the 4,500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $56,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We rely entirely on the operations of Jiangxi Yichunfeng Biohealth Limited. Any successes or failures of Jiangxi Yichunfeng Biohealth Limited will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, we share the same business plan as, and rely entirely upon, Jiangxi Yichunfeng Biohealth Limited. Any successes or failures of Jiangxi Yichunfeng Biohealth Limited will directly impact our financial condition and may cause your investment to be either positively or negatively impacted. Jiangxi Yichunfeng Biohealth Limited is considered a variable interest entity through which we operate exclusively at this time and we have been deemed to currently be a direct beneficiary of Jiangxi Yichunfeng Biohealth Limited. As such, in the event that the business of operations of Jiangxi Yichunfeng Biohealth Limited were to fail, then our own business would, in turn, fail as well. We would be forced to either drastically alter our business strategy, or we would likely cease operations entirely, which could result in the whole or partial loss of any investments made in the company.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world and in China specifically, including large multinational wine companies. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. As a result of this intense competition there has been and may continue to be upward pressure on selling and promotional expenses. In addition, the integrated alcoholic beverage industry has experienced significant consolidation. Many competitors have greater financial, technical, marketing and public relations resources. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers’ costs. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other wineries and beverage manufacturers. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

During the past two fiscal years, and for the period ended September 30, 2019, we have only sold our products to a sole customer. As such, we face a significant concentration of risk, and if we were to lose our only customer then our business would be adversely effected.

Through September 30, 2019, we have sold our products to only one customer, Yi Men Chen Limited (“YMC”), a related party. Long Chen, our major shareholder, controls 90% of YMC. As such, given that the entirety of the revenue that has been generated in each fiscal year end, to date, has been generated, and may continue to be generated, from sales to only one or a few customers, the risk to our business has been, and is expected to continue to be, significant. Our business will not be able to offset the loss of our sole customer, and given that we may continue to make sales solely to YMC, then in the event that we lose this customer our business may be negatively impacted, and we may be forced to suspend, or entirely cease, our operations.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the products we display, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We face inventory risk, and if we fail to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on information from distributors and reasonable assumptions, the expected demand for their products in order to avoid overproduction. Demand for products, however, can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products. In part, we depend on the marketing initiatives and efforts of distributors in promoting products and creating consumer demand and we have limited or no control regarding their promotional initiatives or the success of their efforts.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

Bad weather, drought, plant diseases and other factors could reduce the amount or quality of the sorghum available to produce our wines.

A shortage in the supply of quality sorghum may result from the occurrence of any number of factors which determine the quality and quantity of oyster and mulberry supply, such as weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes, pruning methods, and the existence of diseases and pests, as well as the level of consumer demand for wine. Any shortage could cause an increase in the price of some or all of the oyster varieties required for Chinese integrated alcoholic beverage production and/or a reduction in the amount of wine we are able to produce, which could harm the business and reduce sales and profits.

Factors that reduce the quantity of oyster may also reduce their quality, which in turn could reduce the quality or amount of wine we produce. Deterioration in the quality of the wine produced could harm our brand name and a decrease in production could reduce sales and increase expenses.

Natural disasters, including earthquakes or fires, could destroy our facilities or our inventory, and/or negatively impact contracted third-party production and storage capacity and availability.

We must store our wine in a limited number of locations for a period of time prior to its sale or distribution. Any intervening catastrophes, such as an earthquake or fire, that result in the destruction of all or a portion of our wine would result in a loss of investment in, and anticipated profits and cash flows from, that wine. Such a loss would seriously harm business and reduce sales and profits.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

The energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Future operating expenses and margins will be dependent on the ability to manage the impact of cost increases. We cannot guarantee that it will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by this offering, to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We have no experience as a public company. Our inability to successfully operate as a public company could cause you to lose your entire investment.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

We are required to maintain various licenses and permits for our business operation, and failure to obtain and renew any of these licenses and permits may adversely affect our business

In accordance with the PRC laws and regulations, we are required to obtain and maintain various licenses and permits in order to commence and operate our business at each of our production plants including, without limitation, in the PRC, the food production license (also formerly known as the production license for industrial products). We are also required to comply with applicable PRC health and hygiene and production safety standards in relation to our production processes. Our production plants and facilities used are subject to regular inspections by the regulatory authorities for compliance with the relevant laws and regulations in the PRC including Food Safety Law of the PRC and measures for the Administration of Food Production Licensing. Failure to pass these inspections, or the loss of or failure to obtain or renew our licenses and permits when expired, may require us to temporarily or permanently suspend some or all of our production activities, which may disrupt our operations and materially adversely affect our business, results of operations and financial condition.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and operations.

The Ministry of Commerce of China published a discussion draft of the proposed Foreign Investment Law in January 2015. This law, if enacted, would replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered as a foreign-invested enterprise. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as foreign-invested enterprises. However, a foreign-invested enterprise that is subject to foreign investment restrictions, upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is considered to be a foreign-invested enterprise, it may be subject to the foreign investment restrictions or prohibitions set forth in a “negative list” to be separately issued by the State Council later. If a foreign-invested enterprise proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the foreign-invested enterprise must go through a market entry clearance by the Ministry of Commerce before being established, and it may not conduct business in an industry subject to foreign investment “prohibitions” in the “negative list.” Unless the underlying business of the foreign-invested enterprise falls within the negative list, which calls for market entry clearance by the Ministry of Commerce or its local counterparts, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the foreign-invested enterprise.

The “variable interest entity” structure has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a “variable interest entity” structure in an industry category that is in the “restriction category” on the “negative list,” the “variable interest entity” structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality, namely, either PRC companies or PRC citizens. Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as foreign-invested enterprises and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

In the draft Foreign Investment Law, the Ministry of Commerce has not taken a position on what actions must be taken with respect to the existing companies with a “variable interest entity” structure, whether or not these companies are controlled by PRC parties. Moreover, it is uncertain whether the value-added telecommunication service industry, in which our variable interest entities operate, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as market entry clearance granted by the Ministry of Commerce, to be completed by companies with existing “variable interest entity” structure like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable foreign-invested enterprises. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

The PRC government may consider that VIEs does not comply with applicable Chinese law and/or the PRC government may subject us to severe penalties. Accordingly, in the event either of these events transpire, then our business may be materially adversely affected

To comply with PRC laws, we conduct most of our business in China through integrated affiliate entities under contractual arrangements which can enable us:

• To receive most of the economic benefits from our costs for the services rendered by the WFOE;

• To appoint directors and voters of registered shareholders on all matters requiring shareholder approval of the operating entity;

• To have an exclusive option to designate a third party to purchase all or parts of the equity in the operating entity which is permitted by Chinese law.

If the Chinese government considers that our contractual arrangements (defined in this case as when a consolidated affiliate holds the licenses, approvals and principal assets necessary to operate our business) do not comply with its restrictions on foreign investment in the business, or if the Chinese government considers that our contractual arrangements do not comply with its restrictions on foreign investment in the business or lack the necessary licenses to operate the group's business, we may be subject to with the consequences, including but not limited to, those below:

• Revocation of our business and operating license;

• Termination or restriction of our operations.

• Imposition of a fine or confiscation of any income deemed to have been obtained through illegal operations.

• Implementation of conditions or requirements that we, or any of our integrated affiliates, may not be able to comply with.

• Requiring us, or any of our integrated affiliates, to restructure the relevant ownership structure of our operations.

• Restriction or prohibition from using proceeds from our initial public offering or other financing activities to fund our consolidated verifier's operations and operations.

• Other regulatory or enforcement actions may be harmful for our business.

Any such penalty imposed will have adverse effect on our ability to conduct business, financial position and operating performance.

The Variable Interest Entity’s structure is not as stable as an equity structure for investors.

We operate through “YICHUNFENG (CHINA) BIOHEALTH LIMITED,” a Chinese, “PRC” Company, which is considered to be a variable interest entity of our company, the issuer. We rely in great part on the success of YICHUNFENG (CHINA) BIOHEALTH LIMITED. Our consolidated financial statements include the financial statements of our company, our subsidiaries and our consolidated VIE for which we are the primary beneficiary. The Company relies on contractual arrangement of the VIEs to operate business. In accordance with the contractual agreements among our wholly foreign-owned enterprise (WFOE), consolidated VIEs and the respective shareholders of our consolidated VIEs, we have power to direct activities of our consolidated VIEs, and can have assets transferred out of our consolidated VIEs. Our ability to control our consolidated VIEs also depends on the voting rights proxy agreements. Our company, through our WFOE, has to vote on all matters requiring shareholder approval in our consolidated VIEs. As noted above, we believe this voting rights proxy agreement is legally enforceable but may not be as effective as direct equity ownership. Any losses or detriments that affect YICHUNFENG (CHINA) BIOHEALTH LIMITED, also directly affect our own financial condition. Further, it is possible, although the Company considers it unlikely given the above, that potential conflicts of interest may arise as a result of our ownership structure which could result in, as a worst case scenario, the Company needs to entirely reevaluate and restructure the method through which operations are conducted and could result in a partial or complete loss of investment.

We face potential adverse consequences as a result of the potential dissolution and liquidation of any company within the VIE structure.

Our consolidated affiliate holds rights on behalf of our company that include licenses, domain names and intellectual property. If the consolidated affiliate is bankrupt, or its assets are subjected to third party creditors, we may not be able to continue some or all of our business activities which in turn may negatively impact our business, financial position and operating capacity.

According to the contractual arrangement, without the permission and consent of the WFOE, our relevant VIEs cannot enter into any transaction to affect its assets, obligations, rights or operations (other than those entered into in the ordinary course of business), any associated VIEs entering into voluntary or involuntary liquidation proceedings will let the independent third party creditors hold the right to claim its assets, property and business, therefore impede our ability to conduct our business which can cause our business, financial position for having an adverse impact.

The VIE structure is likely to be audited, or otherwise challenged, by tax authorities.

According to Chinese law, arrangements and transactions between related parties may be audited or challenged by Chinese tax authorities. If the Chinese tax authorities consider that the contracts between WFOE and VIEs are unstable, for instance the arrangement does not mean fair negotiation of prices and adjustment of our VIEs income in the form of transfer pricing adjustments, we may face adverse impact and potential tax ramifications or liabilities. Transfer pricing adjustments may result in the related VIEs record to deduct tax expenses but may increase our tax liability. Additionally, late payment fees and other penalties may be imposed on VIEs for underpayment of taxes.

Additional tax liabilities or other penalties may cause our business performance to be severely negatively impacted.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If investors purchase shares of our common stock, they may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for our investors to sell their shares of common stock at a price that is attractive to them, or at all.

The offering price of the shares should not be used as an indicator of the future market price of the shares. Therefore, the offering price bears no relationship to the actual value of the company and may make our shares difficult to sell

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our current operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, investors may be unable to liquidate their investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Yichunfeng (China) Biohealth Limited and held in our, or a subsidiary’s corporate bank account, if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

If an active, liquid trading market for our common stock does not develop, investors may not be able to sell their shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of their shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or assets by using our shares as consideration. Investors may not be able to sell their shares quickly or at or above the initial offering price. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and investors may not be able to resell their shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer, Yuanhang Chen, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $55,644.09. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $55,644.09. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents total $32,106 as of September 30, 2019. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Comparison of the periods ended September 30, 2019, December 31, 2018 and December 31, 2017

Revenues, net

Total revenue for the nine months ended September 30, 2019 were $1. Total revenues were $59,720 and $0 for the years ended December 31, 2018 and 2017, respectively. The increase of $59,720 is primarily due to the fact that the Company, in October of 2017, commenced material operations which consisted of manufacturing and selling Chinese integrated alcoholic beverages. As a result, the Company began generating revenues in October 2017. To date, most of our sales occurred in October 2019. It should be noted that for the nine months ended September 30, 2019 revenue was down significantly due to seasonal impacts effecting the wine we sell. We currently, and in the past, due to seasonal changes, have sold our wine only in October-December. Going forward we may plan to offer supplemental wines which we can produce and sell throughout the course of the year. We may also endeavor to further stock our seasonal wines so they can be sold throughout the year.

We expect revenue from our business services segment to increase as we continue to grow our business and expand into new territories.

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2019 was $0. For the year ended December 31, 2018, our cost of revenues were $18,754. This resulted from costs related to wine production.

Other Income

Other income was $226,929 and $0 for the years ended December 31, 2018 and 2017 respectively. This resulted from the governmental funds provided by local government.

According to “Nanfeng County Industrial Enterprises Investment Promotion and Incentive Scheme” issued by the Nanfeng County People's Government, incentives will be given to any companies located in Nanfeng County with fixed asset investment of more than 20 million yuan or the production and operating tax paid per mu per year of more than 50,000 yuan.

Because our Company constructed a wine factory in the Nanfeng County industrial park, according to the incentive scheme of the local government, we have received a $226,929 subsidy from the local government for the completion of phase 1 of the factory in August of 2018. Pursuant to the agreement signed between Nanfeng County People's Government and our Company, we need to build a wine factory according to the specifications agreed and approved by the government. For instance, the completed project must have fixed assets per mu over 2 million yuan, the building density should not be less than 50%, the plot ratio should be over 1.0, the gross area of administrative office and living service facilities should not exceed 7% of the gross construction area and over four floors or more, and the greening rate of the factory area should be controlled within 20%. After all the factories completed and are in full operation, the production and operating tax paid per mu per year should have reached more than 50,000 yuan.

Operating expenses

Operating expenses were $413,798 for the nine months ended September 30, 2019. Operating expenses were $5,621,056 and $168,739 for the years ended December 31, 2018 and 2017, respectively. The general and administrative expenses consisted primarily of salaries and wages, research expenses, publicity expenses, business operating expenses and travelling expenses. The increase of $5,452,317 in general and administrative expense is primarily due to increases in salaries and wages, professional consulting fees, construction expenses and maintenance fees. We expect our general and administrative expense to continue to increase as we expand upon our existing businesses.

Breakdown of Operating Expenses:

	Year ended December 31		9 months ended September 30
	2018	2017	2019	2018
Salaries and wages	54,563	25,079	155,891	35,684
Research expenses	78,970	90,706	1,458	80,183
Travelling expenses	15,611	8,222	29,890	9,579
Publicity expenses	351,836	28,180	81,109	166,272
Business operating expenses	44,388	2,694	9,500	44,946
Provision for impairment on receivable	4,451,118	-	-	4,519,491
Compound by court	452,027	-	-	-
Other expenses	172,543	13,858	135,951	128,031

Total	5,621,056	168,739	413,798	4,984,186

Note: The above row titled “Compound by court” refers to a fine imposed by the Pingyi County People’s Court, a county level city in China. This is detailed further in ‘Legal Proceedings’ on page 24.

Net Loss

Net loss was $414,044 for the nine months ended September 30, 2019. The net loss was $5,352,333 for the years ended December 31, 2018 and the net loss was $164,138 for the year ended December 31, 2017. The increase in net loss is due to less revenue generated for the particular period and increases in cost of revenue and general and administrative expenses.

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the year ended December 31, 2018 that are reasonably likely to have a material adverse effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Liquidity and Capital Resources

Cash Used in Operating Activities

For the nine months ended September 30, 2019, net cash provided by and used in operating activities was $285,309. For the year ended December 31, 2018, net cash provided by operating activities was $2,696,789 compared to net cash used in operating activities of $9,346,748 for the year ended December 31, 2017. The cash used in operating activities was primarily a result of cost of revenues, VAT, general and administrative expenses and increased receivables from a customer.

Cash Used in Investing Activities

For the nine months ended September 30, 2019, net cash used in investing activities was $366,505. For the year ended December 31, 2018, net cash used in investing activities was $2,145,890 compared to net cash used in investing activities of $741,886 for the year ended December 31, 2017. The cash used in investing activities was mainly for the purchase of property and equipment.

Cash Provided from Financing Activities

For the nine months ended September 30, 2019, net cash provided by investing activities was $28,497. For the year ended December 31, 2018, net cash used in financing activities was $756,430 compared to net cash provided from financing activities of $8,136,095 for the year ended December 31, 2017. The cash used in financing activities was mainly issuance of capital, advances to a director.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Chinese Integrated alcoholic beverage Industry

At present, Yichunfeng Limited aims to solely produce and manufacture Chinese integrated alcoholic beverages, which are mainly sold to consumers in China, although the Company may evaluate this focus in the future and may consider expanding into other countries. Given that our production will be limited to China, at least initially, we will focus primarily on the Chinese integrated alcoholic beverage industry as it pertains to China.

Statistics of the brewing industry in China

According to the data from the National Bureau of Statistics of China, the total wine production for the “enterprises above designated size” (i.e. an entity in which its annual turnover exceeds 20 million yuan or above, as defined by the National Bureau of Statistics of China) in China is 56.3 GL (gigalitre) from January to December in 2018, with an increase of 1.2% compared to that in 2017. Among the 56.3 GL total wine production, 49.9GL was attributed to the alcoholic beverage which has increased by 0.9% compared to that in 2017; 6.4 GL was attributed to fermented alcoholic beverage with an increase of 3.2% compared to that in 2017. In 2018, there were 2,546 enterprises above designated size in the brewing industry across China. The total revenue in 2018 was 812.3 billion yuan, which is 10.2% higher than that in 2017. The total net profit in 2018 rose by 23.9% compared to that in 2017, reaching 147.7 billion yuan.

During 2018, the sales of the brewing industry increased by 10.2% compared with that in the previous year, in which there were sharp rises in the sales of Chinese liquor, beer and yellow wine. The sales of white wine grows steadily given the fact that its sales maintains a double-digit growth. Many enterprises recorded their sales of over 10 billion yuan during 2018 and they even set their sales target at 100 billion yuan. There are multiple factors contributing the result, such as industrial restructuring and consumption upgrading.

By 2030, the turnover of the China's “big health industry” may reach 20 trillion yuan. The current total sales of the China's integrated alcoholic beverage is about 50 billion yuan. It is estimated that the market capacity of China's integrated alcoholic beverage will reach 200 billion yuan before 2030.

The sales of Lu Jiu industry in China exceeded 20 billion yuan in 2014, which is higher than that of yellow wine. However, the current portion of integrated alcoholic beverage consumption in China is less than 3.0% of the total alcohol consumption. There is still a great room for improvement compared with the international average of 12.0%. In addition, with the deepening of China's population aging and the gradual increase in sub-healthy population, healthcare products will become more popular among consumers, resulting in a skyrocketing development in Chinese health food market. Being a combined element of both alcoholic drink and healthcare, it is expected that the demand of Lu Jiu will remain high in the future.

Source:
http://lwzb.stats.gov.cn/pub/lwzb/gzdt/201905/t20190521_5109.html
National Bureau of Statistics of China

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Yichunfeng (China) Biohealth Limited, a Nevada company ("the Company") was incorporated under the laws of the State of Nevada on January 9, 2019.

On January 9, 2019, Mr. Yuanhang Chen was appointed Chief Executive Officer, President, Secretary, Treasurer and Director of the Company.

On January 9, 2019, Long Chen was appointed Chief Financial Officer and Director of the Company.

On March 28, 2019, Yichunfeng (China) Biohealth Limited, a Nevada company, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Seychelles company, in consideration of $100 (U.S. Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (U.S. Dollars). Yichunfeng (China) Biohealth Limited, a Nevada company, now owns 100% of Yichunfeng (China) Biohealth Holding Limited, a Seychelles company.

On March 29, 2019, Yichunfeng (China) Biohealth Holding Limited, a Seychelles company, our wholly owned subsidiary, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company, in consideration of $100 (Hong Kong Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (Hong Kong Dollars).

On May 15, 2019, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company, incorporated a new subsidiary in Guangxi, China, called Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), whereas it is owned entirely (100%) by Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company. There was no consideration exchanged per the aforementioned transaction.

On May 20, 2019, Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), also referred to herein as "YIBL", entered into and consummated an agreement with Long Chen and Hongwei Deng, whereas YIBL has the option to purchase all of the equity interests of Jiangxi Yichunfeng Biohealth Limited, also referred to herein as "JYBL", a Chinese company, from Long Chen and Hongwei Deng. These equity interests would make up 100% of the equity interests of JYBL. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity, also referred to herein as a "VIE", to YIBL, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company. More information regarding this agreement can be found in exhibit 10.1, titled, "Call Option Agreement".

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have given YIBL the right to appoint management of YIBL to act as proxy to existing shareholders of JYBL. This gives management of YIBL the ability to conduct and control company affairs of JYBL. Actions which management of YIBL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, "Shareholder' Voting Rights Proxy Agreement."

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have engaged YIBL to provide management, financial, and other business services to JYBL. YIBL is to be compensated with 100% of all profits generated by JYBL. This Agreement is effective as of May 20, 2019 and will continue in effect for a period of ten (10) years (the "Initial Term"), and for succeeding periods of the same duration (each, "Subsequent Term"), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by YIBL, Breach or Insolvency. JYBL is considered to be a VIE to Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company. More information regarding this agreement can be found in exhibit 10.3, titled, "Management Services Agreement."

Our Company structure is broken down in the below chart. The percentages denote ownership.

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have pledged their equity interests in JYBL, to YIBL. More information regarding this agreement can be found in exhibit 10.4, titled, "Equity Pledge Agreement."

On May 20, 2019, YIBL entered into a loan agreement with Long Chen and Hongwei Deng wherein YIBL will loan the amount of approximately CNY100,000 (Chinese Yuan) to Long Chen and Hongwei Deng, all of which shall be used for the benefit of JYBL. More information regarding this agreement can be found in exhibit 10.5, titled, "Loan Agreement.

Business Information

We, Jiangxi Yichunfeng Biohealth Limited, branded as “Yichunfeng”, a winery in China, have recently developed our own wine brand, incorporating the concept of Chinese integrated alcoholic beverage. Culturally accepted Chinese medicinal remedies are added into its wine with modern biopharmaceutical technology.

Our wine products use distilled spirits as a wine base. Distilled spirits refer to the alcoholic beverages made from the main raw materials of grains, tuberous crops, fruits or milk, which are fermented, distilled and blended into original watery liquids that increase alcoholic strength.

The integrated alcoholic beverages are made with distilled spirits as the base wine and through adding edible accessory materials (i.e. extract oyster peptide and other culturally accepted Chinese medicines), and then blending, mixing, or reprocessing, thus changing the original flavor of the base wine.

Our wine products strictly follow the National Food Safety Standard of the People’s Republic of China, of which the standards were issued by the Standardization Administration of the People’s Republic of China. We are in compliance with the National Food Safety Standards including GB2757 Distilled Spirits and Their Integrated Alcoholic Beverages and GB/T 27588 Integrated alcoholic beverage (Lu Jiu), etc.

Yichunfeng (China) Biohealth Limited, the Nevada company, operates through its wholly owned subsidiary, Yichunfeng (China) Biohealth Holding Limited, a Seychelles company; which operates through its wholly owned subsidiary, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong company; which operates through its wholly owned subsidiary, Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE). The Nevada, Seychelles and Hong Kong companies act solely for structural purposes whereas all current and future operations in China are carried out via Jiangxi Yichunfeng Biohealth Limited, a Chinese company, a variable interest entity to Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE). The purpose of the Hong Kong company is to function as the current regional hub of the Company.

Prior to July 2019, JYBL did not manufacture its own wine products and exclusively sourced products from our suppliers. With the advancement in modern biopharmaceutical technology, our Directors determined that we had the capability to manufacture Chinese integrated alcoholic beverage products ourselves, which we believed would increase profitability, and accordingly the Company adopted its current business plan beginning in July 2019. JYBL set up its first factory in Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, China and manufactured the first batch of Chinese integrated alcoholic beverage products in September 2019.

We commenced our business in June 2016 from our office located in Nanning, Guangxi, China. We then moved to Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, China, and built our winery factory for manufacturing Chinese integrated alcoholic beverage starting in December 2017. We have set up a plantation at Dingdangzhen, Long'an, Nanning, Guangxi, China, in January 2017, with one thousand mu of mulberry trees planted. The purpose of the plantation is to prepare for the future development of mulberry wine, one of our new Chinese integrated alcoholic beverage products. We have also established the Mulberry Wine Research and Development Center with Beijing Technology and Business University located inside the university in July 2017.

All of the previous entities share the same exact business plan, with the goal of offering products that support the development of a nutritious and healthy lifestyle for our future clients. We aim to promote the effect of improving health and virility in our clients. We will, at least initially, primarily focus our efforts on attracting customers in China. In the coming years, and subsequently, we intend to make efforts to expand throughout South East Asia, especially in Malaysia.

Chinese Integrated Alcoholic Beverage Production

Our wine products share a common principal wine-making process, although the types of raw materials and Chinese medicine added to the products varies, and other factors or processes may differ in accordance with our individual wine formulas. Typically we begin with combining the primary ingredient of our wine (e.g. dehydrated oyster) with distilled liquor. We then begin the mixing and steeping process and proceed to filtration and extraction. After the extraction has been completed, we add various Chinese medicines. Then, the wine undergoes sterilization, filtration and finally bottling before it is a finished product ready for distribution.

Raw Materials

We purchase raw materials from independent third party suppliers (Zhongshi Limited and Guilin Yinli Brewery) to be used in Chinese integrated alcoholic beverage productions. The raw materials are provided along with the respective certificates issued by independent food laboratories, which can be reliably depended upon to verify that the batch of raw materials is up to the standards as required by the China National Health Commission’s “National Food Safety Standard”, as well as our own standards for manufacturing Chinese integrated alcoholic beverage. The terms of the contract between us and the third-party supplier include, but are not limited to: product quantity, specification, model, quality, packaging standard and acceptance standards. We require each batch of products to be accompanied by an inspection report that must be received upon acceptance of the pertinent quality standards. Our agreements with our suppliers contain a quality requirement, wherein all raw materials provided are required to meet these strict standards, and in the event that they do not do so then the suppliers shall bear the full responsibility for this breach in contract.

Mixing and Steeping

Before our steeping process, we rinse the raw materials with distilled water and while doing so we confirm that the raw materials are in good condition to proceed. Subsequent to our quality check of the raw materials, we mix the distilled liquor with the main ingredients (eg, dehydrated oyster for Oyster Wine). The ingredients that remain are left for steeping in the steeping tank (with volume of ten tons), for a period of time depending upon the types of wine and main ingredients. Generally, the steeping time will not be less than 20 days.

Filtration of the extract

When the steeping process is completed, we filter out the raw materials (eg, dehydrated oyster for Oyster Wine) and extract the semi-finished wine to the next tank for further processing.

Addition of Chinese Medicine

As determined by our individual wine formulas, we then add different types of Chinese medicine in precise portions (such as the extract of oyster peptide and other Chinese medicine) to the circulation tank and mix well with the semi-finished wine.

Sterilization, Filtration and Bottling

We then perform a stringent and germ-free filtration process to remove bacteria and the residue that has formed. The semi-finished wine is then delivered to our advanced bottling line for bottling, corking and labeling. The wine-making process is then completed, and the Chinese integrated alcoholic beverage products are transported to our warehouse for storage.

Sales and Products

Jiangxi Yichunfeng Biohealth Limited, branded as “Yichunfeng”, a winery in China, has recently developed its own wine brand, advocating the concept of Chinese integrated alcoholic beverage. Traditional Chinese medicines are added into its wine with modern biopharmaceutical technology.

We principally sell our wine products through an exclusive distributor, Yi Men Chen Limited (“YMC”), which is an affiliated party of the Company, primarily to the PRC market. We have signed a distribution agreement with YMC, in which YMC is authorized to appoint sub-distributors on behalf of our Company to further extend the outreach of our wine products. YMC is principally engaged in both wholesale distribution and direct retail of our products. Appointment of sub-distributors must be notified to us, at which point our sales team retains records and may adjust our distribution strategies and marketing efforts accordingly to avoid undue competition among distributors and sub-distributors. We do not have a direct business relationship with any sub-distributors.

As of December 31, 2018, our Company has 208 sub-distributors in the PRC, of which 31 sub-distributors are located in the Guangxi Zhuang Autonomous Region, 29 sub-distributors are in the Gansu Province, Qinghai Province and Ningxia Autonomous Region, 18 sub-distributors are in the Guangdong Province and the remaining 130 sub-distributors are spread over the provinces of Zhejiang, Shaanxi, Liaoning, Shandong, Jiangxi, Chongqing and Xinjiang Uygur Autonomous Region, etc.

Main Products: Yichunfeng Deep Sea Oyster Wines

Our premiere product, Deep Sea Oyster Wine of Yichunfeng, uses purple oyster as the main ingredient and it combines the essence of premium oyster and wine. Although we believe that oysters are well known in the PRC for their purported aphrodisiac qualities, oysters also have numerous documented health benefits. Oysters are low in calories yet loaded with nutrients, including protein, healthy fats, vitamins, and minerals. They are also a good source of omega-3 fatty acids, a family of polyunsaturated fats that play important roles the body, such as regulating inflammation and maintaining the health of the heart and brain.

In accordance with our vision to combine traditional Chinese medicine with high-quality wine, we have added the extract of oyster peptide and other Chinese medicine to our Deep Sea Oyster Wine. Multiple articles published in “Guiding Journal of Traditional Chinese Medicine and Pharmacy” and “Journal of Food Safety and Quality” have described the research results pertaining to the effects of oyster peptide, in which is was determined that oyster peptides have a positive result on improving bodily health and virility.

Marketing Plan

Our marketing plan is, at least in the short term, primarily focused upon our efforts to attract customers in China. In the coming years, and subsequently, we intend to make efforts to expand throughout South East Asia, especially in Malaysia. Accordingly, we anticipate spending a substantial amount in marketing and advertising in the coming years.

While our marketing plans have not yet been determined in full, we do have tentative plans to penetrate the marketplace and attract sub-distributors and customers by building our brand image through print ads, and possibly online paid advertisements to create brand awareness. We plan to develop a corporate website, although we do not have any definitive timeline in place to do so, which will introduce the benefits of Chinese integrated alcoholic beverage to our prospective clients. We intend to market our products through this corporate website and utilize search engine marketing to improve the number of sub-distributors and consumers who can find and view our future website.

The global presence social media has provided is an invaluable resource. As we begin to grow, create brand awareness and expand our operations to South East Asia, especially in Malaysia, we intend to use social media to reach and engage additional sub-distributors and customers. We intend to create social media pages, on platforms such as Weibo, Twitter, Instagram and Facebook, in the future in order to promote our products to overseas markets. However, we do not have any definitive plans for how we will manage or grow our social media presence at this time.

All of the above marketing plans have not yet been determined in sufficient detail to outline at this time and remain under development.

Competition

It should be noted that the Company is operating in a highly competitive market and fierce competition exists in the form of multinational wine companies with far greater brand awareness and greater resources. Although there are numerous alternative brands to our own, we intend to distinguish ourselves by creating a strong relationship with our distributors, sub-distributors and customers with our Chinese integrated alcoholic beverage products. We believe that we will have competitive strengths that will allow us to effectively compete in this market. It is our intention to create competitive strengths via our future pricing model and the quality of our Chinese integrated alcoholic beverage product.

Future Plans

In the future, we intend to continue solidifying our market position within the Chinese integrated alcoholic beverage market in the PRC and enhancing our market penetration into different customer segments and preferences. We also plan to expand our products to South East Asia, especially Malaysia, and manufacture a new product - mulberry wine.

For our future expansion plan to South East Asia, especially in Malaysia, we plan to apply for the respective licenses required in order to sell Chinese integrated alcoholic beverages in Malaysia and select suitable distributors in South East Asia. We also plan to promote the concept of traditional Chinese medicine, as well as our Chinese integrated alcoholic beverage, to South East Asia. We anticipate there will be a need to hire additional staff in Malaysia and that we will incur marketing cost for our future offline and online marketing initiatives. Accordingly, we plan to hire an additional ten to twenty employees in order to increase our marketing presence in South East Asia. However, we do not have a distinct and detailed expansion and marketing plan as of this point in time.

In regards to our future plan to manufacture mulberry wine, we plan to utilize the research results from the Mulberry Wine Research and Development Center (which was set up in 2017 together with Beijing Technology and Business University) and develop a mulberry production line in our factory located in Golden Industrial Park. However, without determining an appropriate budget and conducting intensive research, plans referring to development, expansion and concrete timescales cannot be determined at present. We cannot say with certainty, at this point in time, how long it will take for us to conduct the research that will be required to move forward in these endeavors.

Employees

We currently have seventeen equivalent full-time employees and contractors, of which two are executives (Yuanhang Chen and Long Chen), six are focused on accounting and administrative, five are focused on direct and indirect production, one is focused on sales and marketing and three are focused on logistics. We also hire seasonal, part-time labor and consultants as necessary.

Yuanhang Chen and Long Chen, have the ability to be involved in our business operations for up to 35 hours per week, but they are prepared to devote more time if necessary. The Company intends to employ ten more employees by the end of June 2020. We currently intend to hire three employees for selling, general and administration departments. The Company intends to hire more employees who hold relevant professional certificates and above average Mandarin proficiency.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and Director.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $4,500,000 as anticipated.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Net Proceeds	1,125,000	2,250,000	3,375,000	4,500,000

Hiring and training staffs	56,250	112,500	168,750	225,000
Advertising and Marketing	168,750	337,500	506,250	675,000
Payment for Ongoing Reporting Requirements	112,500	225,000	337,500	450,000
Accounting Expenses	56,250	112,500	168,750	225,000
Legal Expenses	146,250	292,500	438,750	585,000
New Factory Construction	146,250	292,500	438,750	585,000
Maintenance of PP&E	135,000	270,000	405,000	540,000
Research and Development of Future Products	168,750	337,500	506,250	675,000
Consulting Expenses	135,000	270,000	405,000	540,000

TOTAL	1,125,000	2,250,000	3,375,000	4,500,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $56,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.00	1.00	1.00	1.00
Book Value Per Share Before the Offering	$0.0001	0.0001	0.0001	0.0001
Book Value Per Share After the Offering	$0.027	0.053	0.077	0.100
Net Increase to Original Shareholder (based on par value)	$0.027	0.053	0.077	0.900
Decrease in Investment to New Shareholders	$0.973	0.947	0.923	0.900
Dilution to New Shareholders (%)	97.30%	94.70%	92.30%	90.00%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,337,243
Net proceeds from this offering	4,500,000
$8,837,243
Denominator:
Shares of common stock outstanding prior to this offering	40,314,263
Shares of common stock to be sold in this offering (100%)	4,500,000
44,814,263

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,337,243
Net proceeds from this offering	3,375,000
$7,712,243
Denominator:
Shares of common stock outstanding prior to this offering	40,314,263
Shares of common stock to be sold in this offering (50%)	3,375,000
43,689,263

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,337,243
Net proceeds from this offering	2,250,000
$6,587,243
Denominator:
Shares of common stock outstanding prior to this offering	40,314,263
Shares of common stock to be sold in this offering (50%)	2,250,000
42,564,263

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,337,243
Net proceeds from this offering	1,125,000
$5,462,243
Denominator:
Shares of common stock outstanding prior to this offering	40,314,263
Shares of common stock to be sold in this offering (25%)	1,125,000
41,439,263

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,314,263 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2020 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Note: The Percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company. Additionally, the selling shareholders are also deemed to be underwriters of this offering.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Yuanhang Chen	18,400,000	800,000	17,600,000	39.27%
Long Chen	20,293,100	1,893,100	18,400,000	41.06%
Si Chen	106,900	106,900	-	-
Liping Li	800,000	800,000	-	-
Zurui Wei	400,000	400,000	-	-
Qiuxian Cao	36,512	36,512	-	-
Xiying Cao	2,376	2,376	-	-
Xiaohong Chen	2,756	2,756	-	-
Yongliang Chen	8,250	8,250	-	-
Zhengpen Chen	10,533	10,533	-	-
Mingjian Hu	4,643	4,643	-	-
Lixing Huang	3,029	3,029	-	-
Jianmei Ji	4,683	4,683	-	-
Huoyuan Li	7,070	7,070	-	-
Wangyun Li	3,259	3,259	-	-
Fang Li	1,955	1,955	-	-
Lee Mike Yuan	5,333	5,333	-	-
Qingju Li	4,003	4,003	-	-
Qiongying Li	2,070	2,070	-	-
Mingjiang Liang	7,030	7,030	-	-
Aimin Liao	12,993	12,993	-	-
Jianzhong Shao	6,600	6,600	-	-
Meifeng Shi	2,910	2,910	-	-
Aifeng Song	5,164	5,164	-	-
Jian Song	5,600	5,600	-	-
Pijiang Teng	2,276	2,276	-	-
Wanchen Tong	1,861	1,861	-	-
Ruoping Wang	2,466	2,466	-	-
Wenge Wang	4,498	4,498	-	-
Yanhao Wang	51,793	51,793	-	-
Bingcun Wei	4,764	4,764	-	-
Zhiping Xiong	3,210	3,210	-	-
Wuhuan Xu	11,033	11,033	-	-
Tongxue Yang	2,366	2,366	-	-
Chumei Ye	3,333	3,333	-	-
Xiuyan Yu	3,216	3,216	-	-
Lifang Zeng	68,633	68,633	-	-
Hui Zhang	6,143	6,143	-	-
Jiekai Zhang	2,576	2,576	-	-
Huaxia Zhao	4,666	4,666	-	-
Yumiao Zhong	4,660	4,660	-	-

Total	40,314,263	4,314,263	36,000,000	80.33%

In regards to the above table:

On January 9, 2019, Yuanhang Chen and Long Chen purchased 38,693,100 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $3,869.31, have gone directly to the Company for initial working capital.

On April 23, 2019, the Company sold shares to 3 shareholders, Si Chen, Liping Li, and Zurui Wei, all of whom reside in China. A total of 1,306,900 shares of restricted common stock was sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $130.69 and went to the Company to be used for working capital.

On November 15, 2019, the Company sold shares to the remaining 36 shareholders listed above, all of whom reside in China. A total of 314,263 shares of restricted common stock was sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $94,282.65 and went to the Company to be used for working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

PLAN OF DISTRIBUTION

The Company has 40,314,263 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 4,314,263 shares of our common stock held by existing shareholders at a fixed price of $1.00 per share for the duration of the offering. The Company is also registering an additional 4,500,000 shares of its common stock for sale at the fixed price of $1.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Directors will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our Directors are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 4,500,000 shares being offered on behalf of the Company itself. The proceeds from the 4,314,263 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $56,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Yichunfeng (China) Biohealth Limited”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of this offering. Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 40,314,263 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Matthew McMurdo, Esq. of 1185 Avenue of the Americas 3rd Floor New York, NY 10036.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, 344500, China. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to one or both of our Directors.

DESCRIPTION OF FACILITIES

The Company's mailing address is Golden Industrial Park, Nanfeng, Fuzhou, Jiangxi, 344500, China, which is our production plant (47,557.40 m²) location. We currently have one production line in use and will open a new production line if the current production capacity could not meet the market demand. The current factory has 2,600 square meters. The other factory for the two production lines of Mulberry Wine are still under construction and we anticipate that construction will be completed in August of 2021.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

In October of 2018, the Pingyi County People's Court imposed an administrative penalty to 江西井岡山義門陳生物科技有限公司 (English name for identification purposes only: Jiangxi Jinggangshan Yimenchen Biotechnology Limited) and related companies for multi-level marketing. There was an administrative penalty fee imposed on the Company, which was then paid by the Company to the Pingyi County People's Court in the amount of RMB 2,987,900.62. The case has been settled and YCF has changed it marketing strategy accordingly. YCF is not engaged in any legal proceedings at present.

PATENTS AND TRADEMARKS

We currently have two patents which cover various images on our wine bottles, and the design of the bottles themselves. The patents are applicable in the following jurisdictions: National Intellectual Property Administration of PRC (CNIPA), and our patents have a 10-year protection period which will expire in 2027.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Yuanhang Chen	57	Chief Executive Officer, President, Secretary, Treasurer, Director
Long Chen	54	Director, Chief Technology Officer

Yuanhang Chen – Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Chen Yuanhang, age 57, received his bachelor’s degree from Guangxi Normal University in 1989. In 2009, he received an Executive Master of Business Administration Program in Peking University.

In 1997, Mr. Chen Yuanhang founded Guangxi Chuanggu Group, operating out of Guangxi, China. Mr. Chen Yuanhang continues to serve as the President and Director and has been responsible for encouraging business investments, while also providing leadership and strategic direction for the company. He also joined the Guangdong’s Association for Promotion of Cooperation between Guangdong, Hong Kong & Macao and served as Vice President in 2015.

Due to Mr. Chen Yuanhang 's over 30 years of experience in top management of various businesses, in January of 2019, the Board of Directors elected to appoint him to the positions of President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Long Chen - Chief Financial Officer, Director

Mr. Chen Long, age 54, was born in Jiangxi province and received his bachelor’s degree of Business Administration program from Jiangxi Normal University, People Republic of China. From 2013 to 2015, Mr. Chen Long was the founder and Chairman of Guangxi Yi men Chen Capital Ltd in Jiangxi, a multilevel investment management business.

In 2016, Mr. Chen Long founded, and remains as Chairman to the present day, a new business called Jiangxi Yichunfeng Biohealth Limited, a multilevel bioengineering business in People Republic of China. When he first started this company, its business plan was to generate deep sea oyster wine and mulberry fruit wine along with other integrated alcoholic beverage.

Due to Mr. Chen Long’s status as a qualified expert in the integrated alcoholic beverage industry, along with his 4 years of professional working experience, the Board of Directors has elected to appoint him to the position of Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Long Chen, CFO and Director	2019	13,716	-	-	-	-	-	-	13,716

Yuanhang Chen, CEO, President, Secretary, Treasurer and Director	2019	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 30, 2020 the Company has 40,314,263 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Yuanhang Chen, Chief Executive Officer, President, Secretary, Treasurer and Director	18,400,000	45.64%	none	n/a	45.64%

Long Chen, Chief Financial Officer and Director,	20,293,100	50.34%	none	n/a	50.34%
All executive officer(s) and director(s) as a group	38,693,100	95.98%	none	n/a	95.98%

5% or Greater Shareholders
None	-	-	-	-	-

Notes to table:

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December of 2018, the company advanced $4,282 as a loan to director Chen Long. On January 8, 2019, Chen Long utilized the entirety of the loan to purchase an office cabinet. On the same date, the cabinet was provided to the Company as office equipment. Accordingly, the loan was offset and the cabinet became a fixed asset of the Company.

On March 28, 2019, Yichunfeng (China) Biohealth Limited, a Nevada Company, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, in consideration of $100 (U.S. Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (U.S. Dollars). Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, now owns 100% of Yichunfeng (China) Biohealth Holding Limited.

On March 29, 2019, Yichunfeng (China) Biohealth Holding Limited, our wholly owned subsidiary, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, in consideration of $100 (Hong Kong Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (Hong Kong Dollars).

On May 15, 2019, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, incorporated a new subsidiary in Guangxi, China, called Yichunfeng International Biotechnology (China) Limited, whereas it is owned entirely (100%) by Yichunfeng (China) Biohealth Holding Limited, the Hong Kong Company. There was no consideration exchanged per the aforementioned transaction.

On May 20, 2019, Yichunfeng International Biotechnology (China) Limited, the Hong Kong Company, also referred to herein as "YIBL", entered into and consummated an agreement with Long Chen and Hongwei Deng, whereas YIBL has the option to purchase all of the equity interests of Jiangxi Yichunfeng Biohealth Limited, also referred to herein as "JYBL", a Chinese, "PRC" Company, from Long Chen and Hongwei Deng. These equity interests would make up 100% of the equity interests of Jiangxi Yichunfeng Biohealth Limited. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity, also referred to herein as a "VIE", to Yichunfeng International Biotechnology (China) Limited, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, "Call Option Agreement".

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have given YIBL the right to appoint management of YIBL to act as proxy to existing shareholders of Jiangxi Yichunfeng Biohealth Limited. This gives management of YIBL the ability to conduct and control company affairs of Jiangxi Yichunfeng Biohealth Limited. Actions which management of YIBL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, "Shareholder' Voting Rights Proxy Agreement."

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have engaged YIBL to provide management, financial, and other business services to Jiangxi Yichunfeng Biohealth Limited. YIBL is to be compensated with 100% of all profits generated by Jiangxi Yichunfeng Biohealth Limited. This Agreement is effective as of May 20, 2019 and will continue in effect for a period of ten (10) years (the "Initial Term"), and for succeeding periods of the same duration (each, "Subsequent Term"), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by YIBL, Breach or Insolvency. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity to Yichunfeng International Biotechnology (China) Limited, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited. More information regarding this agreement can be found in exhibit 10.3, titled, "Management Services Agreement."

On May 20, 2019, YIBL entered into and consummated an agreement with Long Chen and Hongwei Deng whereas Long Chen and Hongwei Deng have pledged their equity interests in Jiangxi Yichunfeng Biohealth Limited, to YIBL. More information regarding this agreement can be found in exhibit 10.4, titled, "Equity Pledge Agreement."

On May 20, 2019, YIBL entered into a loan agreement with Long Chen and Hongwei Deng wherein YIBL will loan the amount of approximately CNY100,000 (Chinese Yuan) to Long Chen and Hongwei Deng, all of which shall be used for the benefit of Jiangxi Yichunfeng Biohealth Limited. More information regarding this agreement can be found in exhibit 10.5, titled, "Loan Agreement.

Foreign ownership in companies providing integrated alcoholic beverage products is subject to certain restrictions under PRC laws and regulations. To comply with the PRC laws and regulations, we, through our wholly owned subsidiary, Yichunfeng International Biotechnology (China) Limited (YIBL), entered into a set of contractual arrangements with Jiangxi Yichunfeng Biohealth Limited (JYBL) and its shareholders. The contractual arrangements between YIBL, JYBL and shareholders of JYBL allow us to:

1. exercise effective control over JYBL whereby having the power to direct JYBL's activities that most significantly drive the economic results of JYBL;

2. receive substantially all of the economic benefits and residual returns, and absorb substantially all the risks and expected losses from JYBL as if it was their sole shareholder; and

3. have an exclusive option to purchase all of the equity interests in JYBL.

On January 9, 2019, Yuanhang Chen, our Chief Executive Officer, President, Secretary, Treasurer and Director, purchased 18,400,000 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The $1,840.00 in proceeds from the aforementioned sale of shares has gone to the Company to be used as working capital.

On January 9, 2019, Long Chen, our Chief Financial Officer and Director, purchased 20,293,100 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The $2,029.31 in proceeds from the aforementioned sale of shares has gone to the Company to be used as working capital.

To date, we have sold our products to only one customer, Yi Men Chen Limited (“YMC”), a related party. Long Chen, our major shareholder, controls 90% of YMC. As such, given that the entirety of the revenue generated in each fiscal year is generated, and may continue to be generated, from sales to only one customer, the risk to our business has been, and is expected to continue to be, significant. Our business will not be able to offset the loss of our sole customer, and given that we may continue to make sales solely to YMC, then in the event that we lose this customer our business may be negatively impacted, and we may be forced to suspend, or entirely cease, our operations.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

From January 9, 2019 (Inception) through September 31, 2019
Audit fees	$27,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$27,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-3
Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2018 and 2017	F-4
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2018 and 2017	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017	F-6
Notes to the Consolidated Financial Statements	F-7 - F-12

- F1 -

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Yichunfeng (China) Biohealth Limited

Golden Industrial Park,

Nanfeng, Fuzhou, Jiangxi,

344500, China.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Yichunfeng (China) Biohealth Limited (“the Company”) as of December 31, 2017 and December 31, 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2017 and December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2017 and December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the year ended December 31, 2017 and December 31, 2018 the Company incurred a net loss. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TOTAL ASIA ASSOCIATE PLT

TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2019.

Kuala Lumpur, Malaysia

Date: December 23, 2019

- F2 -

Yichunfeng (China) Biohealth Limited

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018, AND 2017

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	December 31, 2018	December 31, 2017
	Audited	Audited
ASSETS
CURRENT ASSETS
Inventory	1,647	-
Account receivables	173,475	8,345,979
Prepaid expenses	1,654,870	1,083,179
Loan to directors	4,282	-
VAT	217,329	1,892
Cash and cash equivalents	85,226	295,260
Total Current Assets	2,136,829	9,726,310

NON-CURRENT ASSETS
Construction in progress	2,591,341	679,871
Property and equipment, net	167,757	72,549
Total Non-Current Assets	2,759,098	752,420

TOTAL ASSETS	$4,895,927	$10,478,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	11,101	2,954
Total Current Liabilities	11,101	2,954

TOTAL LIABILITIES	$11,101	$2,954

STOCKHOLDERS’ EQUITY
Share capital	10,320,073	10,320,073
Accumulated other comprehensive income	59,397	298,014
Accumulated deficit	(5,494,644)	(142,311)
TOTAL STOCKHOLDERS’ EQUITY	$4,884,826	$10,475,776

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,895,927	$10,478,730

- F3 -

Yichunfeng (China) Biohealth Limited

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018, AND 2017

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	December 31, 2018	December 31, 2017
	Audited	Audited
REVENUE	$59,720	$-

COST OF REVENUE	(18,754)	-

GROSS PROFIT	40,966	-

OTHER INCOME AND GAINS	226,929	-

OPERATING EXPENSES	(5,621,056)	(168,739)
Salaries and wages	54,563	25,079
Research expenses	78,970	90,706
Travelling expenses	15,611	8,222
Publicity expenses	351,836	28,180
Business operating expenses	44,388	2,694
Provision for impairment on receivable	4,451,118	-
Compound by court	452,027	-
Other expenses	172,543	13,858

LOSS FROM OPERATIONS	(5,353,161)	(168,739)

Interest income	828	4,601

LOSS BEFORE INCOME TAX	(5,352,333)	(164,138)

INCOME TAX	-	-

NET LOSS	$(5,352,333)	$(164,138)

Other comprehensive (loss)/income:
- Foreign currency translation adjustment	(238,617)	298,014

COMPREHENSIVE LOSS	(5,590,950)	133,876

Net loss per share- Basic and diluted	(0.08)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	43,117,808	43,117,808

- F4 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018, AND 2017

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

For the year ended December 31, 2017

	COMMON STOCK		ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL EQUITY
	Number of shares	Amount
Balance as of January 1, 2017 (audited)	15,000,000	2,269,820	21,827	-	2,291,647
Issuance of Common Stock	55,000,000	8,050,253	-	-	8,050,253
Net loss	-	-	(164,138)	-	(164,138)
Other comprehensive loss	-	-	-	298,014	298,014
Balance as of December 31, 2017 (audited)	70,000,000	10,320,073	(142,311)	298,014	10,475,776

For the year ended December 31, 2018

	COMMON STOCK		ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSSES	TOTAL EQUITY
	Number of shares	Amount
Balance as of January 1, 2018 (audited)	70,000,000	10,320,073	(142,311)	298,014	10,475,776
Net loss	-	-	(5,352,333)	-	(5,352,333)
Other comprehensive loss	-	-	-	(238,617)	(238,617)
Balance as of December 31, 2018 (audited)	70,000,000	10,320,073	(5,494,644)	59,397	4,884,826

- F5 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2018, AND 2017

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Year Ended
	2018	2017
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(5,352,333)	$(164,138)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	20,061	8,388
Provision for impairment on receivable	4,451,118	-
Changes in operating assets and liabilities:
Accounts receivable	4,440,751	(8,136,095)
Prepayments	(645,068)	(1,055,939)
VAT	(224,649)	(1,844)
Inventory on hand	(1,717)	-
Other payables and accrued liabilities	8,626	2,880
Net cash provided by (used in) operating activities	2,696,789	(9,346,748)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,145,890)	(741,886)
Net cash used in investing activities	(2,145,890)	(741,886)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance	-	8,136,095
Advance to a director	(756,430)	-
Net cash (used in) provided by financing activities	(756,430)	8,136,095

Effect of exchange rate changes on cash and cash equivalents	(4,503)	62,383

Net change in cash and cash equivalents	(210,034)	(1,890,156)
Cash and cash equivalents, beginning of year	295,260	2,185,416
CASH AND CASH EQUIVALENTS, END OF YEAR	$85,226	$295,260
SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest paid	$-	$-

- F6 -

YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Yichunfeng (China) Biohealth Limited, a Nevada corporation ("the Company") was incorporated under the laws of the State of Nevada on January 9, 2019.

On January 9, 2019, Mr. Yuanhang Chen was appointed Chief Executive Officer, President, Secretary, Treasurer and Director of the Company.

On January 9, 2019, Long Chen was appointed Chief Financial Officer and Director of the Company.

On March 28, 2019, Yichunfeng (China) Biohealth Limited, a Nevada Company, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, in consideration of $100 (U.S. Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (U.S. Dollars). Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, now owns 100% of Yichunfeng (China) Biohealth Holding Limited.

On March 29, 2019, Yichunfeng (China) Biohealth Holding Limited, our wholly owned subsidiary, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, in consideration of $100 (Hong Kong Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (Hong Kong Dollars).

On May 15, 2019, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, incorporated a new subsidiary in Guangxi, China, called Yichunfeng International Biotechnology (China) Limited, whereas it is owned entirely (100%) by Yichunfeng (China) Biohealth Holding Limited, the Hong Kong Company. There was no consideration exchanged per the aforementioned transaction.

On May 20, 2019, Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), also referred to herein as "YIBL", entered into and consummated an agreement with Long Chen and Hongwei Deng, whereas YIBL has the option to purchase all of the equity interests of Jiangxi Yichunfeng Biohealth Limited, also referred to herein as "JYBL", a Chinese company, from Long Chen and Hongwei Deng. These equity interests would make up 100% of the equity interests of JYBL. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity, also referred to herein as a "VIE", to YIBL, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for YICHUNFENG (CHINA) BIOHEALTH LIMITED and its subsidiaries for the years ended December 31, 2017 and 2018 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of its wholly owned subsidiaries YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED (Republic of Seychelle), YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED (Hong Kong), YICHUNFENG INTERNATIOAL BIOTECHNOLOGY (CHINA) LIMITED (PRC) and JIANGXI YICHUNFENG BIOHEALTH LIMITED. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Revenue from provision of training program is recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

Cost of revenue

Cost of revenue on provision of services primarily consist of wine production costs and other related administrative costs directly attributable to cost in related to the services.

Government grants

Grants from government are recognized at their fair value where there is a reasonable assurance that the grants will be received and the company will comply with all attached conditions.

Government grants relating to costs are deferred and recognized in the consolidated income statements over the period necessary to match them with the costs that they are intended to compensate. Government grants relating to the property and equipment, and other non-current assets are included in the liabilities and are credited to consolidated income statements on a straight-line basis over the expected lives of the related assets.

Construction in progress

Construction in progress is mainly the construction of wine factory buildings, which includes the basic construction of factory buildings, utility installation, production line design and installation. All of those measured by actual expenditures which include construction costs, installation costs, borrowing costs that satisfied capitalization requirements and other necessary expenses. When the construction in progress reaches the expected usable state, it will be transferred into fixed assets and depreciation will be accrued from the following month.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash at bank.

Accounts receivable

Accounts receivable are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Motor vehicles	4 years
Plant and machinery	5 years
Office equipment	3 years-5 years

Expenditures for maintenance and repairs are expensed as incurred.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

- F7 -

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Imputed Interest

The Company owned director and related parties some loans which are unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Hong Kong China maintains its books and record in its local currency, Hong Kong Dollar (“HKD”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from CNY into US$1 has been made at the following exchange rates for the respective periods:

	2018	2017

Period-end CNY: US$1 exchange rate	6.89	6.59
Period-average CNY: US$1 exchange rate	6.61	6.76
Period-end HK$: US$1 exchange rate	7.80	7.80
Period-average HK$: US$1 exchange rate	7.80	7.80

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected

- F8 -

in the accompanying financial statements, for the year ended December 31, 2018 and 2017, the Company incurred a net loss of $5,352,333 and $164,138 respectively.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due from directors approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of such any pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follow:

- F9 -

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Most prominent among the amendments is the recognition of assets and liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. As required by the standard, the Company will adopt the provisions of the new standard effective April 1, 2019, using the required modified retrospective approach. We believe the adoption will not have a material impact on our financial statements.

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred-loss impairment methodology and requires immediate recognition of estimated credit losses expected to occur for most financial assets, including trade receivables. Credit losses on available-for-sale debt securities with unrealized losses will be recognized as allowances for credit losses limited to the amount by which fair value is below amortized cost. ASU 2016-13 is effective for the Company beginning January 1, 2020 and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

- F10 -

3. PROPERTY PLANT AND EQUIPMENT

Plant and equipment as of December 31, 2018 and December 31, 2017 are summarized below:

	2018	2017
	Audited	Audited
Motor vehicle	$79,203	79,203
Office supplies	118,299	-
Total	197,502	79,203
Accumulated depreciation	(27,475)	(8,604)
Foreign currency translation adjustment	(2,270)	1,950
Property plant and equipment, net	$167,757	72,549

The depreciation expense is $20,061 the years ended December 31, 2018 and $8,388 for the year ended December 31, 2017.

4. INVENTORY

Inventory as of December 31, 2018 and December 31, 2017 is $1,647 and $0, respectively. The company started selling integrated alcoholic beverage in 2018.

5. CONSTRUCTION IN PROGRESS

The amount of construction in progress as of December 31, 2018 and December 31, 2017 was $2,591,341 and $679,871.

6. ACCOUNT RECEIVABLES, NET

As of December 31, 2018, and 2017, our account receivables are $173,475 and $8,345,979, respectively. And account receivables allowance is $3,699,151 and nil as of December 31, 2018 and 2017. Until December 31, 2018, the company had account receivables from our related parties Ji Jianmei and Chen long for totaling $3,699,151. Due to the principle of prudence, we are uncertain whether the receivables would be recovered within one year, and we recorded an allowance for doubtful debts.

Allowance for account receivables as of December 31, 2018 and December 31, 2017 are summarized below:

	2018	2017
	Audited	Audited
Balance at the beginning of the year	$-	-
Allowance made for the year	3,699,151	-
Balance at the end of the year	$3,699,151	-

7. PREPAID EXPENSES

Prepaid expenses at December 31, 2018 and December 31, 2017:

	2018	2017
	Audited	Audited
Prepaid expenses	$1,654,870	1,083,179
Total prepaid expenses	$1,654,870	1,083,179

As of December 31, 2017, the balance $1,083,179 represented an outstanding prepaid expense which included construction expenses and packaging expenses. As of December 31, 2018, the balance $1,654,870 represented an outstanding prepaid expense which included construction expenses and packaging expenses.

8. LOAN TO DIRECTORS

As of December 31, 2018, and 2017, amount loan to directors are $4,282 and $0, respectively. Provision for impairment in 2018 is $751,967 and $0 in 2017.

9. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables consisted of the following at December 31, 2018 and December 31, 2017:

	2018	2017
	Audited	Audited
Accrued payroll and benefits	6,736	-
Other payables	4,365	2,954
Total other payables, accrued liabilities and deposits received	$11,101	$2,954

Other payables include deposits received from distributor.

10. INCOME TAXES

For the years ended December 31, 2018 and 2017 the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	December 31, 2018	December 31, 2017
	Audited	Audited
Tax jurisdictions from:
- Local	$-	$-
- Foreign, representing
Seychelles	-	-
Hong Kong	-	-
China (WOFE)	-	-
China	(5,352,333)	(164,138)

Loss before income tax	$(5,352,333)	$(164,138)

The provision for income taxes consisted of the following:

	December 31, 2018	December 31, 2017
	Audited	Audited
Current:
- Local	$-	$-
- Foreign (China)	-	-

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America and the tax rate is 21%. As of December 2018, the operations in the United States of America incurred $0 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2039, if unutilized. The Company has provided for a full valuation allowance of $0 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED did not do business in Seychelles, and it does not intend to do business in Seychelles in the future.

- F11 -

Hong Kong

YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

Mainland China

JIANGXI YICHUNFENG BIOHEALTH LIMITED (PRC) is subject to the tax laws of PRC and the tax rate is 25%.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2018 and December 31, 2017:

As of
	December 31, 2018	December 31, 2017
	Audited	Audited
Deferred tax assets:
Net operating loss carryforwards
– United States of America	-	-
– Hong Kong	-	-
– The PRC (YIBL)	-	-
– The PRC (JYBL)	1,373,661	35,578

Less: valuation allowance	(1,373,661)	(35,578)
Deferred tax assets	$-	$-

11.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the years ended December 31, 2018 and 2017, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	2018	2017	2018	2017	2018	2017
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	59,720	-	100%	-	-	-
	$59,720	-	100%	-	$-	-

All customers are located in China.

(b)	Major vendors

For the years ended December 31, 2018 and 2017, the vendors who accounted for 10% or more of the Company’s wages and its outstanding payable balance at period-end are presented as follows:

	2018	2017	2018	2017	2018	2017
	Fee		Percentage fees		Accounts payable, trade

Vendor A	$12,262	-	53%	-	-	-
Vendor B	9,984	-	43%	-	-	-
Vendor C	1,051		4%		-
	$23,297	-	100%	-	-	-

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of CNY converted to US$ and HK$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2018 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F12 -

FINANCIAL STATEMENTS AND EXHIBITS

Page
Unaudited Consolidated Financial Statements
Condensed consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	F-14
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended September 30, 2019 and 2018 (Unaudited)	F15
Condensed consolidated Statements of Operations and Comprehensive Income for the nine months ended September 30, 2019 and September 30, 2018	F-16
Condensed consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2019 for the years ended December 31, 2018	F-17
Condensed consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and September 30, 2018	F-18
Notes to the Consolidated Financial Statements	F-19 -F-28

- F13 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019, and December 31, 2018

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	September 30, 2019	December 31, 2018
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Inventory	2,974	1,647
Account receivables	-	173,475
Loan to directors	93	4,282
Subscription share receivables	4,000	-
Prepaid expenses	1,900,836	1,654,870
VAT	245,184	217,329
Loan to directors	93	4,282
Cash and cash equivalents	32,106	85,226
Total Current Assets	2,185,193	2,136,829

NON-CURRENT ASSETS
Construction in progress	2,719,786	2,591,341
Property and equipment, net	253,751	167,757
Total Non-Current Assets	2,973,537	2,759,098

TOTAL ASSETS	$5,158,730	$4,895,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	118,207	11,101
Due to related party	548,666	-
Due to Directors	160,739	-
Total Current Liabilities	827,612	11,101

TOTAL LIABILITIES	$827,612	$11,101

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 400,000,000 issued and outstanding	4,000	10,320,073
Merger reserves/contributed surplus	10,320,073	-
Accumulated other comprehensive income	(84,267	59,397
Accumulated deficit	(5,908,688)	(5,494,644)
TOTAL STOCKHOLDERS’ EQUITY	$4,331,118	$4,884,826

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,158,730	$4,895,927

- F14 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	3 Months Ended September 30, 2019	3 Months Ended September 30, 2018
	Unaudited	Unaudited
REVENUE	$1	$58,051

COST OF REVENUE	-	(18,230)

GROSS PROFIT	1	39,822

OTHER INCOME	(1,619)	(66)

OPERATING EXPENSES	(82,335)	(211,376)

LOSS FROM OPERATIONS	(83,953)	(171,620)

Interest expense	(159)	12

LOSS BEFORE INCOME TAX	(83,794)	(171,632)

Income tax expense	-	-

NET LOSS	$(83,794)	$(171,632)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(143,664)	(163,744)

COMPREHENSIVE LOSS	(227,458)	(335,376)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	38,329,972	38,329,972

- F15 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	9 Months Ended September 30, 2019	9 Months Ended September 30, 2018
	Unaudited	Unaudited
REVENUE	$1	$60,637

COST OF REVENUE	-	(19,042)

GROSS PROFIT	1	41,595

OTHER INCOME	-	230,415

OPERATING EXPENSES	(413,798)	(4,984,186)
Salaries and wages	155,891	35,684
Research expenses	1,458	80,183
Travelling expenses	29,890	9,579
Publicity expenses	81,109	166,272
Business operating expenses	9,500	44,946
Provision for impairment on receivable	-	4,519,491
Other expenses	135,951	128,031

LOSS FROM OPERATIONS	(413,797)	(4,712,176)

Interest expense	(247)	(231)

LOSS BEFORE INCOME TAX	(414,044)	(4,712,407)

Income tax expense	-	-

NET LOSS	$(414,044)	$(4,712,407)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(143,664)	(163,744)

COMPREHENSIVE LOSS	(557,708)	(4,876,151)

Net loss per share- Basic and diluted	(0.00)	(0.07)

Weighted average number of common shares outstanding - Basic and diluted	38,329,972	43,117,808

- F16 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND YEAR ENDED dECEMBER 31, 2018

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

For the year ended December 31, 2018

	COMMON STOCK		ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSSES	TOTAL EQUITY
	Number of shares	Amount
Balance as of January 1, 2018 (audited)	70,000,000	10,320,073	(142,311)	298,014	10,475,776
Net loss	-	-	(5,352,333)	-	(5,352,333)
Other comprehensive loss	-	-	-	(238,617)	(238,617)
Balance as of December 31, 2018 (audited)	70,000,000	10,320,073	(5,494,644)	59,397	4,884,826

For the nine months ended September 30, 2019

	COMMON STOCK				ACCUMULATED
	Number of shares	Amount	MERGER RESERVE	ACCUMULATED DEFICIT	OTHER COMPREHENSIVE INCOME	TOTAL EQUITY
Balance as of January 1, 2019 (audited)	70,000,000	10,320,073	-	(5,494,644)	59,397	4,884,826
Issuance of Common Stock	40,000,000	4,000	-	-	-	4,000
Merger reserves	(70,000,000)	(10,320,073)	10,320,073	-	-	-
Net loss	-	-		(414,044)	-	(414,044)
Other comprehensive loss	-	-		-	(143,664)	(143,664)
Balance as of September 30, 2019 (unaudited)	40,000,000	4,000	10,320,073	(5,908,688)	(84,267)	4,331,118

- F17 -

Yichunfeng (China) Biohealth Limited

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE nine months ENDED SEPTEMBER 30, 2019 and 2018

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	9 Months Ended September 30,	9 Months Ended September 30,
	2019	2018
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(414,044)	$(4,711,944)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	51,433	15,277
Provision for impairment on receivable	-	4,519,491
Change in operating assets and liabilities
Accounts receivable	174,234	8,378,201
Prepaid	(310,772)	(5,846,695)
Subscription receivable	(4,000)	-
VAT	(36,198)	(217,963)
Accounts payable	(1,433)	8,280
Inventory	-	(1,744)
Other payables and accrued liabilities	110,855	1,629
Net cash (used in) provided by operating activities	(425,062)	2,144,532

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(366,505)	(1,923,114)
Net cash used in investing activities	(366,505)	(1,923,114)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance	4,000	-
Loan from director	165,407	-
Advances from related party	569,461	-
Net cash provided by financing activities	738,868	-

Effect of exchange rate changes on cash and cash equivalents	(421)	(22,196)

Net change in cash and cash equivalents	(53,120)	199,222
Cash and cash equivalents, beginning of period	85,226	295,260
CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,106	$494,482
SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest paid	$-	$-

- F18 -

Yichunfeng (China) Biohealth Limited

NOTES TO CONSOLIDATED STATEMENTS

FOR THE nine months ENDED SEPTEMBER 30, 2019 and YEAR ENDED DECEMBER 31, 2018

1. ORGANIZATION AND BUSINESS BACKGROUND

Yichunfeng (China) Biohealth Limited, a Nevada corporation ("the Company") was incorporated under the laws of the State of Nevada on January 9, 2019.

On January 9, 2019, Mr. Yuanhang Chen was appointed Chief Executive Officer, President, Secretary, Treasurer and Director of the Company.

On January 9, 2019, Long Chen was appointed Chief Financial Officer and Director of the Company.

On March 28, 2019, Yichunfeng (China) Biohealth Limited, a Nevada Company, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, in consideration of $100 (U.S. Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (U.S. Dollars). Yichunfeng (China) Biohealth Holding Limited, a Seychelles Company, now owns 100% of Yichunfeng (China) Biohealth Holding Limited.

On March 29, 2019, Yichunfeng (China) Biohealth Holding Limited, our wholly owned subsidiary, acquired 100% of the equity interests of Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, in consideration of $100 (Hong Kong Dollars). Our current officers and directors, Yuanhang Chen and Long Chen were the beneficiaries of the $100 (Hong Kong Dollars).

On May 15, 2019, Yichunfeng (China) Biohealth Holding Limited, a Hong Kong Company, incorporated a new subsidiary in Guangxi, China, called Yichunfeng International Biotechnology (China) Limited, whereas it is owned entirely (100%) by Yichunfeng (China) Biohealth Holding Limited, the Hong Kong Company. There was no consideration exchanged per the aforementioned transaction.

On May 20, 2019, Yichunfeng International Biotechnology (China) Limited, a Chinese company (WFOE), also referred to herein as "YIBL", entered into and consummated an agreement with Long Chen and Hongwei Deng, whereas YIBL has the option to purchase all of the equity interests of Jiangxi Yichunfeng Biohealth Limited, also referred to herein as "JYBL", a Chinese company, from Long Chen and Hongwei Deng. These equity interests would make up 100% of the equity interests of JYBL. Jiangxi Yichunfeng Biohealth Limited is considered to be a variable interest entity, also referred to herein as a "VIE", to YIBL, and therefore a VIE of the issuer, Yichunfeng (China) Biohealth Limited, a Nevada company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for YICHUNFENG (CHINA) BIOHEALTH LIMITED and its subsidiaries for the years ended September 30, 2019 and the ended December 31,2018 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of its wholly owned subsidiaries YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED (Republic of Seychelle), YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED (Hong Kong), YICHUNFENG INTERNATIONAL BIOTECNOLOGY (CHINA) LIMITED (PRC) and JIANGXI YICHUNFENG BIOHEALTH LIMITED. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

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Revenue from provision of training program is recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

Cost of revenue

Cost of revenue on provision of services primarily consist of wine production costs and other related administrative costs directly attributable to cost in related to the services.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash at bank.

Accounts receivable

Accounts receivable are recorded and carried at the original invoiced amount less an allowance for any potential uncollectible amounts. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Motor vehicles	4 years
Plant and machinery	5 years
Office equipment	3 years-5 years
Land improvement	5 years-20 years

Expenditures for maintenance and repairs are expensed as incurred.

Construction in progress

Construction in progress is mainly the construction of wine factory buildings, which includes the basic construction of factory buildings, utility installation, production line design and installation. All of those measured by actual expenditures which include construction costs, installation costs, borrowing costs that satisfied capitalization requirements and other necessary expenses. When the construction in progress reaches the expected usable state, it will be transferred into fixed assets and depreciation will be accrued from the following month.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

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Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Imputed Interest

The Company owned director and related parties some loans which are unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Hong Kong China maintains its books and record in its local currency, Hong Kong Dollar (“HKD”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from CNY into US$1 has been made at the following exchange rates for the respective periods:

	September, 2019	September, 2018

Period-end CNY: US$1 exchange rate	7.12	6.89
Period-average CNY: US$1 exchange rate	6.86	6.51
Period-end HK$: US$1 exchange rate	7.80	7.80
Period-average HK$: US$1 exchange rate	7.80	7.80

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the nine months ended September 30, 2019 and 2018, the Company incurred a net loss of $414,044 and $54,712,407 respectively.

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These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due from directors approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of such any pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follow:

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In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Most prominent among the amendments is the recognition of assets and liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. As required by the standard, the Company will adopt the provisions of the new standard effective April 1, 2019, using the required modified retrospective approach. We believe the adoption will not have a material impact on our financial statements.

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred-loss impairment methodology and requires immediate recognition of estimated credit losses expected to occur for most financial assets, including trade receivables. Credit losses on available-for-sale debt securities with unrealized losses will be recognized as allowances for credit losses limited to the amount by which fair value is below amortized cost. ASU 2016-13 is effective for the Company beginning January 1, 2020 and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02), which allows companies to reclassify stranded tax effects resulting from the Tax Act, from accumulated other comprehensive income to retained earnings. The guidance also requires certain new disclosures regardless of the election.  ASU 2018-02 is effective for us in the first quarter of fiscal 2020, and earlier adoption is permitted. We are currently evaluating the impact of our pending adoption of ASU 2018-02 on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements.

3. PROPERTY PLANT AND EQUIPMENT

Plant and equipment as of September 30, 2019 and December 31, 2018 are summarized below:

	September, 2019	December, 2018
	Unaudited	Audited
Motor vehicle	$79,203	79,203
Office supplies	177,040	118,299
Plant and machines	76,065	-
Building	12,983	-
Total	345,291	197,502
Accumulated depreciation	(76,142)	(27,475)
Foreign currency translation adjustment	(15,398)	(2,270)
Property plant and equipment, net	$253,751	167,757

The depreciation expense for the nine months ended September 30, 2019 and the year ended December 31, 2018 was $51,433 and $20,061.

4. INVENTORY

Inventory as of September 30, 2019 and the year ended December 31, 2018 is $2,974 and $1,647, respectively. The company started to produce integrated alcoholic beverage in its own factory in 2019, instead of outsourcing from vendors.

5. CONSTRUCTION IN PROGRESS

Total amount for construction in progress was $2,719,786 and $2,591,341 as of September 30, 2019 and the year ended December 31, 2018. The increase of amount mainly due to addition during the financial period and the increase of exchange rate.

6. ACCOUNT RECEIVABLES, NET

The amount of account receivables as September 30, 2019 was $0 and $173,475 as of December 31, 2018.

Allowance for account receivables as of September 30, 2019 and September 30, 2018 are summarized below:

	September, 2019	December, 2018
	Unaudited	Audited
Balance at the beginning of the year	$3,699,151	-
Allowance made for the year	-	3,699,151
Balance at the end of the year	$3,699,151	3,699,151

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7. PREPAID EXPENSES

Prepaid expenses at September 30, 2019 and December 31, 2018:

	September, 2019	December, 2018
	Unaudited	Audited
Prepaid expenses	$1,900,836	1,654,870

Total prepaid expenses	$1,900,836	1,654,870

 As of September 30, 2019, the balance $1,900,836 represented an outstanding prepaid expense which included construction expenses.

As of December 31, 2018, the balance $1,654,870 represented an outstanding prepaid expense which included construction expenses and packaging expenses.

9. LOAN TO DIRECTORS

As of September 30, 2019, amount loan to directors was $93. As of December 31, 2018, amount loan to directors is $4,282.

10. LOAN TO RELATED PARTY

As of September 30, 2019, amount loan to directors was $548,666. As of December 31, 2018, amount loan to directors is $0.

11. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables consisted of the following at September 30, 2019 and December 31, 2018:

	September, 2019	December, 2018
	Unaudited	Audited
Accrued liabilities	28,415	-
Accrued payroll and benefits	-	6,736
Other payables	89,792	4,365
Total other payables, accrued liabilities and deposits received	118,207	11,101

Other payables include deposits received from distributor and customers.

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12. INCOME TAXES

For the nine months ended September 30, 2019 and for the years ended December 31, 2018 the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	September 30, 2019	December 31, 2018
	Unaudited	Audited
Tax jurisdictions from:
- Local	$(27,000)	$-
- Foreign, representing	-
Seychelles	-	-
Hong Kong	(13)	-
China (WOFE)	-	-
China	(387,031)	(5,352,333)

Loss before income tax	$(414,044)	$(5,352,333)

The provision for income taxes consisted of the following:

	September 31, 2019	December 31, 2018
	Unaudited	Audited
Current:
- Local	-	-
- Foreign (China)	-	-

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America and the tax rate is 21%. For the three months ended September 30, 2019,, the operations in the United States of America incurred $27,000 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2039, if unutilized. The Company has provided for a full valuation allowance of $5,670 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

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Seychelles

Under the current laws of the Seychelles, YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED did not do business in Seychelles, and it does not intend to do business in Seychelles in the future.

Hong Kong

YICHUNFENG (CHINA) BIOHEALTH HOLDING LIMITED is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

Mainland China

JIANGXI YICHUNFENG BIOHEALTH LIMITED (PRC) is subject to the tax laws of PRC and the tax rate is 25%.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of September 30, 2019 and December 31, 2018:

	As of	As of
	September 30, 2019	December 31, 2018
	Unaudited	Audited
Deferred tax assets:
Net operating loss carry forwards
– United States of America	$5,670	-
– Hong Kong	2	-
– The PRC (YIBL)	-	-
– The PRC (JYBL)	1,470,419	1,373 , 661
Less: valuation allowance	(1,476,091)	(1,373,661)
Deferred tax assets	$-	-

13.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

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For the nine months ended September 30, 2019 and the year ended December 31, 2018, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	2019	2018	2019	2018	2019	2018
			Percentage of revenues

Customer A	-	59,720	-	100%	-	-
Customer B	1	-	100%	-	-
	$1	59,720	100%	100%	$-	-

All customers are located in China.

(b)	Major vendors

For the nine months ended September 30, 2019 and December 31, 2018 the vendors who accounted for 10% or more of the Company’s wages and its outstanding payable balance at period-end are presented as follows:

	2019	2018	2019	2018	2019	2018
			Percentage fees	Accounts payable, trade

Vendor A	$31,694	12,262	45%	53%	-	-
Vendor B	-	9,984	-	43%	-	-
Vendor C	-	1,051	-	4%	-	-
Vendor D	16,158	-	23%	-	-	-
Vendor E	22,372	-	32%	-	-	-
	$70,225	23,297	100%	100%	-	-

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of CNY converted to US$ and HK$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

14. COMMON STOCK

The Company has authorized 600,000,000 shares of common stock, $0.0001 par value, and has 40,000,000 and 70,000,000 shares outstanding as of September 30, 2019 and December 31, 2018, respectively.

On January 9, 2019, Yuanhang Chen and Long Chen purchased 38,693,100 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $3,869.31, have gone directly to the Company for initial working capital.

On April 23, 2019, the Company sold shares to 3 shareholders, all of whom reside in China. A total of 1,306,900 shares of restricted common stock was sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $130.69 and went to the Company to be used for working capital.

In November 2019, the Company sold shares to 36 shareholders, all of whom reside in China. A total of 314,263 shares of restricted common stock was sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $94,282.65 and went to the Company to be used for working capital.

15. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2019 up through the date the Company issued the unaudited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$$1,144.09
Auditor Fees and Expenses	$27,000.00
Consulting Fees and Related Expenses	$22,500.00
Transfer Agent Fees	$5,000.00
TOTAL	$55,644.09

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 9, 2019, Yuanhang Chen purchased 18,400,000 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The $1,840.00 in proceeds from the aforementioned sale of shares has gone to the Company to be used as working capital.

On January 9, 2019, Long Chen purchased 20,293,100 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The $2,029.31 in proceeds from the aforementioned sale of shares has gone to the Company to be used as working capital.

On April 23, 2019, the Company sold shares to 3 foreign shareholders, all of whom reside in China. A total of 1,306,900 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $130.69 and went to the Company to be used for working capital.

During the month of November 2019, the Company sold shares to 36 foreign shareholders, all of whom reside in China. A total of 314,263 shares of restricted common stock were sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $94,282,65 and went to the Company to be used for working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on January 9, 2019 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Call Option Agreement (1)
10.2	Shareholder' Voting Rights Proxy Agreement (1)
10.3	Management Services Agreement (1)
10.4	Equity Pledge Agreement (1)
10.5	Loan Agreement (1)
23.1	Consent of Independent Accounting Firm “Total Asia Associates PLT ” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.
Note: Personal identification numbers and similar identifying information has been removed from exhibits 10.1-10.5.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Jiangxi, China, on June 30, 2020.

Yichunfeng (China) Biohealth Limited

By: /s/ Yuanhang Chen
Name: Yuanhang Chen
Title: Chief Executive Officer, Director Date: June 30, 2020

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Yuanhang Chen  Signature: /s/ Yuanhang Chen  Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer)

Date: June 30, 2020

Name: Long Chen  Signature: /s/ Long Chen  Title: Chief Financial Officer, Director (Principal Financial Officer and Principal Accounting Officer )

Date: June 30, 2020